UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 11, 2005
Reading International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Citadel Drive, Suite 300, Commerce, California		90040
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (213) 235-2240
550 S. Hope Street, Suite 1825, Los Angeles, California 90071

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities
     This disclosure relates to the exercise by James J. Cotter of options to acquire 925,000 shares of the Company’s Class A Nonvoting Common Stock, at an exercise price of $3.80 per share.
     On July 11, 2005, the Company issued 925,000 shares of its Class A Non-Voting Common Stock to Mr. James J. Cotter upon the exercise by Mr. Cotter of fully vested and exercisable options to acquire 925,000 shares of the Company’s Class A Nonvoting Common stock at an exercise price of $3.80 per share. As permitted under the applicable Stock Option Agreement, the option was exercised through the surrender by Mr. Cotter of 486,842 shares of Class A Non-Voting Common Stock, valued for such purposes at $7.22 per share. As provided in the Stock Option Agreement, the value of the Class A Non-Voting Common Stock surrendered was determined by reference to its closing price on July 11, 2005. Accordingly, a net amount of 438,158 shares of Class A Non-Voting Common Stock were issued to Mr. Cotter.
     The shares were issued as a private placement of securities exempt from registration as a transaction not involving a public offering of securities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READING INTERNATIONAL, INC.
Date: August 2, 2005	By:	/s/ Andrzej Matyczynski
	Name:	Andrzej Matyczynski
	Title:	Chief Financial Officer